UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/12/2007

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On September 12, 2007, Global Crossing Limited (the "Company") satisfied its initial obligations regarding the implementation of a collateral package securing its five-year, $350 million secured term loan facility. In accordance with the terms of such facility, the Company has an ongoing obligation to ensure that the facility is guaranteed by all subsidiaries of the Company and secured by substantially all the assets of the Company and its subsidiaries other than those subsidiaries forming part of its Latin American operations or its Global Crossing (UK) Telecommunications Ltd segment and excluding guarantees and assets as to which the Administrative Agent for the facility reasonably determines that the cost of obtaining such guarantee or security interest is excessive in relation to the benefit afforded to the facility's lenders.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: September 17, 2007	By:	/s/ Mitchell C. Sussis
Mitchell C. Sussis
Senior VP, Secretary and Deputy General Counsel